Exhibit 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated October 15, 1999 included in the IVC Industries, Inc. Form 10-K for the year ended July 31, 1999 and to all references to our firm included in this Form S-8 registration statement.

                         AMPER, POLITZINER & MATTIA P.A.

Edison, New Jersey
January 10, 2000